UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2024 (September 10, 2024)

Healthcare Realty Trust Incorporated

(Exact name of registrant as specified in its charter)

Maryland	001-35568	20-4738467
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3310 West End Avenue, Suite 700 Nashville, Tennessee 37203	(615) 269-8175
(Address of Principal Executive Office and Zip Code)	(Registrant’s telephone number, including area code)

www.healthcarerealty.com
(Internet address)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	HR	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Departure of Executive Vice President and Chief Financial Officer

On September 10, 2024, Healthcare Realty Trust Incorporated (the “Company”) and J. Christopher Douglas determined that Mr. Douglas would depart from his position as Executive Vice President and Chief Financial Officer of the Company, effective October 1, 2024. Mr. Douglas’ separation from the Company is not a result of any disagreement with other members of the Company’s management or the Company’s external auditor.

Mr. Douglas’s separation is governed pursuant to the “termination other than for cause” provisions of his employment agreement with the Company, as amended, a copy of which previously has been filed with the Securities and Exchange Commission (the “SEC”). Subject to Mr. Douglas’ execution and non-revocation of a release agreement, he will receive severance compensation and accelerated vesting of equity awards in accordance with the terms of his employment agreement. Mr. Douglas’ severance compensation is expected to be approximately $2.9 million, comprised of: (i) two times his annual base salary and average annual bonus; and (ii) a proration of his 2024 cash incentive awards (at target-level performance). The equity awards that will be accelerated total 342,016 shares, comprised of unvested restricted stock, restricted stock units, and LTIP Series C Units (with performance awards vesting at target-level performance). The Company expects to record a charge of approximately $6.5 million to $7.5 million for the quarter ended September 30, 2024 in connection with Mr. Douglas’ separation.

(c) Appointment of Interim Chief Financial Officer

The Board of Directors of the Company has appointed Austen B. Helfrich to serve as the Company’s Interim Chief Financial Officer effective October 1, 2024. The Company has engaged Ferguson Partners to conduct a search process for a permanent chief financial officer and Mr. Helfrich will be a candidate in the search process. The Company’s Board of Directors has formed a committee, chaired by Thomas Bohjalian, to oversee the search process.

Mr. Helfrich, age 37, has been employed by the Company since June 2019, most recently as First Vice President, Portfolio Strategy. Prior to that, Mr. Helfrich served in the roles of Vice President, Corporate Finance and Associate Vice President, Corporate Finance. Prior to joining the Company, Mr. Helfrich was employed at Point72 Asset Management, Columbus Hill Capital Management, and Citigroup’s investment banking division. There is no arrangement or understanding between Mr. Helfrich and any other person pursuant to which Mr. Helfrich was selected as the Company’s Interim Chief Financial Officer. Mr. Helfrich has no family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. Helfrich is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Helfrich and the Company expect to enter into an amendment to his existing employment agreement with the Company. For his service as Interim Chief Financial Officer, Mr. Helfrich is expected to receive a base salary equal to $450,000 on an annual basis. For the remainder of 2024, Mr. Helfrich will continue to be eligible for the cash incentive program established for his prior role, pursuant to which he could receive approximately $171,600 at target level performance for the year. If Mr. Helfrich remains in the Interim Chief Financial Officer position after January 1, 2025, Mr. Helfrich is expected to be eligible for performance-based cash incentive awards on the same terms as the Company’s Executive Vice Presidents for 2025.

Mr. Helfrich’s employment agreement is expected to provide for benefits generally available to officers of the Company. The employment agreement may be terminated for a variety of reasons, including: for cause, not for cause, voluntarily by the officer, death, or following a change in control. In all cases, Mr. Helfrich would receive all accrued salary, bonus compensation that has been awarded but not yet paid, benefits under plans of the Company, including defined contribution or health and welfare plans, accrued vacation pay and reimbursement of appropriate business expenses.

In the case of a termination other than for cause, Mr. Helfrich would also receive full vesting of any equity awards and severance compensation equal to $214,500.

In the event that Mr. Helfrich’s employment agreement is terminated in connection with a “change-in-control”, he would receive full vesting of any equity awards and severance compensation equal to his base salary for nine months.

The Company has agreed to indemnify Mr. Helfrich for certain liabilities arising from actions taken within the scope of his employment. The employment agreement is expected to contain restrictive covenants pursuant to which Mr. Helfrich will agree not to compete with the Company during the period of employment and any period following termination of his employment during which he is receiving severance payments. In the event of a “change-in-control” of the Company, the restrictive period would be for nine months.

Appointment of Executive Vice President and Chief Operating Officer

The Board of Directors of the Company appointed Robert E. Hull as the Company’s Executive Vice President and Chief Operating Officer effective October 1, 2024. Mr. Hull, age 52, has served as the Company’s Executive Vice President, Investments since January 2017 and has been employed by the Company since 2004. There is no arrangement or understanding between Mr. Hull and any other person pursuant to which Mr. Hull was selected as the Company’s Executive Vice President and Chief Operating Officer. Mr. Hull has no family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. Hull is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Hull’s compensation will remain consistent with disclosures in the Company’s Definitive Proxy Statement on Schedule 14A that was filed with the SEC on April 9, 2024 (the “Proxy Statement”). The Company expects to enter into an amendment to Mr. Hull’s existing employment agreement to reflect the change in title and responsibilities but expects the material terms to remain consistent with his current employment agreement with the Company, as amended, a copy of which previously has been filed with the SEC.

Appointment of Executive Vice President and Chief Administrative Officer

The Board of Directors of the Company appointed Julie F. Wilson as the Company’s Executive Vice President and Chief Administrative Officer effective October 1, 2024. Ms. Wilson, age 53, has served as the Company’s Executive Vice President, Operations since July 2021 and has been employed by the Company since 2001. She previously served as the Company’s Senior Vice President, Leasing and Management from March 2008 to July 2021. There is no arrangement or understanding between Ms. Wilson and any other person pursuant to which Ms. Wilson was selected as the Company’s Executive Vice President and Chief Administrative Officer. Ms. Wilson has no family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. Ms. Wilson is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Ms. Wilson’s compensation will remain consistent with disclosures in the Proxy Statement. The Company expects to enter into an amendment to Ms. Wilson’s existing employment agreement to reflect the change in title and responsibilities but expects the material terms to remain consistent with her current employment agreement with the Company, as amended, a copy of which previously has been filed with the SEC.

Appointment of Executive Vice President and Chief Investment Officer

The Board of Directors of the Company appointed Ryan E. Crowley as the Company’s Executive Vice President and Chief Investment Officer effective October 1, 2024. Mr. Crowley, age 41, has served as the Company’s Senior Vice President, Investments since November 2021 and prior to that served as First Vice President, Investments and has been employed by the Company since March 2006. There is no arrangement or understanding between Mr. Crowley and any other person pursuant to which Mr. Crowley was selected as the Company’s Executive Vice President and Chief Investment Officer. Mr. Crowley has no family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. Crowley is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. The Company expects to enter into an amended and restated employment agreement with Mr. Crowley with material terms substantially similar to the employment agreements of the Company’s other Executive Vice Presidents and consistent with the disclosures in the Proxy Statement. For his service as Executive Vice President and Chief Investment Officer, Mr. Crowley is expected to receive a base salary equal to $450,000 on an annual basis and, beginning January 1, 2025, is expected to be eligible for performance-based cash and equity incentive awards on the same terms as the Company’s other Executive Vice Presidents.

The Company will amend this Current Report on Form 8-K as may be required upon execution of the amendments to the employment agreements described above. The foregoing description of the employment agreements and amendments to employment agreements described above do not purport to be complete and are qualified in their entirety by the terms and conditions of the applicable employment agreements, as amended, which will be filed (to the extent not previously filed with the SEC) as exhibits to the Company’s Quarterly Report on Form 10-Q, for the quarter ended September 30, 2024.

Item 7.01 Regulation FD Disclosure

On September 16, 2024, the Company issued a press release announcing the officer changes described above. A copy of the press release is furnished herewith as Exhibit 99.1. The information in Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release issued by Healthcare Realty Trust Incorporated, dated September 16, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthcare Realty Trust Incorporated

Date: September 16, 2024	By:	/s/ Todd J. Meredith
Name: Todd J. Meredith
Title: President and Chief Executive Officer